Exhibit 10.1

Sales Contract

Contract number:

Supplier:

Address:

Contact person:	Tel:

Buyer:

Address:

Contact person:	Tel:

1.	Product Details Currency: RMB

Product Name	Model number	Unit	Quantity	Unit price (RMB)	Total amount (RMB)

Total amount	Meta uppercase: integer

2.	Delivery Location: (shipping and insurance costs to be borne by the supplier)

3.	Delivery Time: Delivery shall be made within 45 days after the contract becomes effective.

4.	Goods Inspection: If there are quality issues, the buyer must submit a written claim within 30 working days after receiving the goods (the goods can be returned or replaced). If no claim is made within this period, the goods will be deemed accepted and of satisfactory quality.

5.	Payment Terms and Methods: 30% prepayment, inclusive of a 13% VAT invoice.

6.	Packaging and Labeling: Packaging must be intact, with labels including the product name, origin, manufacturer’s name, and quantity

7.	Breach of Contract: Either party must notify the other party in advance and obtain consent for any change in contract quantity or delivery time. The supplier shall not bear any liability for late delivery or non-performance caused by force majeure. If the buyer fails to make payment on time, a penalty of 3% of the total contract amount per day of delay shall be paid to the supplier. Other liabilities for breach of contract shall be governed by the “Economic Contract Law of the People’s Republic of China”.

8.	Dispute Resolution: Any dispute arising from the execution of this Contract shall be settled through friendly negotiation. If no negotiation can be reached between the parties, either party may file a lawsuit with the people’s court in the place where the Supplier is located.

9.	Effective Date: This contract shall become effective upon the signatures of authorized representatives of both parties and the affixing of their official seals. The contract is made in two copies, with each party holding one copy. Fax copies are considered valid documents.

Supplier:	Buyer:
Bank Account:	Bank Account:
Account number:	Account number:
Tax Number:	Tax Number:
Representative:	Representative:
Date:	Date:	(YY/MM/DD)

Contract Signing Location: Shenzhen